Green Brick Partners, Inc. 8-K

Exhibit 16.1

September 1, 2016

U.S. Securities and Exchange Commission
Office of the Chief Accountant

100 F Street, NE
Washington, DC 20549

Re:	Green Brick Partners, Inc.
File No. 001-33530

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Green Brick Partners, Inc. dated September 1, 2016, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd